Exhibit 3.1

Micron Technology, Inc.
Bylaws
Amended and Restated as of July 18, 2024

Article I - CORPORATE OFFICES

Section 1. Registered Office.

The registered office shall be fixed in the corporation’s Certificate of Incorporation, as the same may be amended from time to time.

Section 2. Other Offices.

The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

Article II - MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings.

Meetings of the stockholders shall be held at the principal office of the corporation in the City of Boise, State of Idaho, or at such other, if any, place either within or without the State of Delaware as shall be designated by the Board of Directors in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law or any successor legislation (the “DGCL”).

Section 2. Annual Meeting.

Annual meetings of stockholders shall be held on such date and such hour as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting in accordance with Article II, Section 11 of these Bylaws.

Section 3. Notice of Stockholder Meeting.

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone, or reschedule any previously scheduled meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.

Section 4. List of Stockholders Entitled to Vote.

The corporation shall prepare, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Article II, Section 4 or to vote in person or by proxy at any meeting of stockholders.

Section 5. Special Meetings.

(a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called at any time by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, (ii) the Chair of the Board, (iii) the Chief Executive Officer, or (iv) the Secretary at the request of holders of shares entitled to cast not less than twenty percent (20%) of the votes at the meeting. A request to the Secretary shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth, for each stockholder requesting the meeting, the information required to be in a stockholder’s notice pursuant to Section 11(b), Section 11(c) or Section 11(e) of this Article II, as applicable, if the actions proposed to be taken were taken at an annual meeting of stockholders. Such request shall state the purpose or purposes of the proposed meeting. Any special meeting shall be held not more than ninety (90) days after a proper request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (a) the business proposed to be brought before the special meeting by stockholders is not a proper subject for stockholder action under applicable law or (b) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

(b) The notice of a special meeting shall include the purpose for which the meeting is called. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the request for the special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting. Nothing contained in this Article II, Section 5(b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 6. Quorum.

The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed.

If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either (a) the Chair of the meeting, or (b) the stockholders entitled to vote at the meeting, present in person or represented by proxy thereat, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

Section 7. Adjourned Meeting Notice.

Any meeting of stockholders, annual or special, may adjourn from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) to reconvene at the same or some other place, and notice need not be given of any such reconvened meeting if the time, place, if any, and means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. At the reconvened meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the reconvened meeting, the Board of Directors shall fix a new record date for determining stockholders entitled to notice of such reconvened meeting in accordance with Section 213(a) of the DGCL and Article VI, Section 5 of these Bylaws, and shall give notice of the reconvened meeting to each stockholder of record entitled to vote at such reconvened meeting as of the record date so fixed for notice of such reconvened meeting.

Section 8. Proxies; Voting.

Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed, and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Article VI, Section 5 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date that has voting power upon the matter in question.

When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any issue brought before such meeting, except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules of any applicable stock exchange on which the corporation’s securities are listed or applicable law. Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, directors shall be elected in accordance with the provisions of Article III, Section 3.

Section 9. Reserved.

Section 10. Action by Written Consent.

(a) Notice. Unless otherwise restricted by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

(b) Record Date. Unless otherwise restricted by the Certificate of Incorporation, in order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date for such purpose. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Article II, Section 10(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Article II, Section 10(b) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) Inspector of Elections. In the event of the delivery, in the manner provided by this Article II, Section 10 and applicable law, to the corporation of a written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of such consents and/or revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Article II, Section 10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Article II, Section 10(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(d) Effective Date. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent delivered in the manner prescribed in this Article II, Section 10 to the corporation, written consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in this Article II, Section 10 and applicable law, and not revoked.

Section 11. Advance Notice Procedures; Proxy Access.

(a) Annual Meetings of Stockholders; Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by a majority of the Whole Board,

(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by a majority of the Whole Board, or

(iii) otherwise properly brought before an annual meeting by a stockholder who: (A) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (B) is a stockholder of record at the time the notice required hereunder is delivered to the Secretary; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Article II, Section 11.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business must have given timely notice thereof pursuant to this Article II, Section 11(a) or Section 11(c) below, as applicable, in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or public disclosure by the corporation.

To be timely, a stockholder's notice must be received by the Secretary at the principal executive office of the corporation no earlier than 8:00 a.m., Mountain time, on the 120th calendar day and no later than 5:00 p.m., Mountain time, on the 90th calendar day prior to the day of the first anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting of stockholders was held in the previous year, or if the date of the annual meeting for the current year has been changed by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, then for notice by the stockholder to be timely such notice must be received by the Secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., Mountain time, on the 120th calendar day prior to the day of the annual meeting and no later than 5:00 p.m., Mountain time, on the later of the 90th calendar day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public announcement of the date of the annual meeting was first made by the corporation. In no event will the adjournment, rescheduling, postponement or other delay of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 calendar days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Article II, Section 11(a) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the corporation no later than 5:00 p.m., Mountain time, on the 10th calendar day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, Section 14 or Section 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “Exchange Act”) or by such other means as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the corporation’s investor relations website.

Only persons who are nominated in accordance with the procedures set forth in Article II, Section 11(b), Section 11(c), or Section 11(e) shall be eligible for election as directors.

(b) Annual Meetings of Stockholders; Notice Procedures. Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made by or at the direction of the Board of Directors or any committee thereof as set forth in clauses (i) and (ii) of Article II, Section 11(a) or by any stockholder of the corporation as set forth in clause (iii) of Article II, Section 11(a) who complies with the notice procedures set forth in this Article II, Section 11(b). Such nominations and other business, other than those made by or at the direction of the Board of Directors or any committee thereof, shall be made pursuant to timely notice in writing to the Secretary in accordance with the provisions of Article II, Section 11(a). A stockholder's notice to the Secretary shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election as a director:

(A) the name, age, business address and residence address of each nominee proposed in such notice,

(B) the principal occupation or employment of each such nominee,

(C) the number of shares of capital stock of the corporation which are held of record or are beneficially owned by each such nominee and any (i) Derivative Instruments (as defined below) held or beneficially owned by such person, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the corporation’s securities,

(D) any direct or indirect compensatory, reimbursement, indemnification, payment or other financial agreement, arrangement or understanding that such nominee has, or has had within the past three years, with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation, (such agreement, arrangement or understanding, a “Compensation Arrangement”),

(E) all information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, in each case pursuant to Section 14 of the Exchange Act,

(F) the consent of each nominee (x) to being named in the proxy statement as a nominee of such stockholder, (y) to being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the Exchange Act and (z) to serving as a director if elected, and

(G) a description of any other material relationships between such nominee and such nominee’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant, and

(ii) as to any other business that the stockholder proposes to bring before the annual meeting:

(A) a brief description of the business desired to be brought before the annual meeting,

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws),

(C) the reasons for conducting such business at the annual meeting,

(D) any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them, and

(E) all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other persons (including their names) in connection with the proposal of such business by such stockholder, and

(iii) as to the proposing stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A) the name and address of the stockholder as they appear on the corporation's books, of the beneficial owner, and of their respective affiliates or associates or others acting in concert with them,

(B) the class and number of shares of stock of the corporation that are, directly or indirectly, held of record or are beneficially owned by the proposing stockholder, the beneficial owner, or their respective affiliates or associates or others acting in concert with them, as of the date of the proposing stockholder's notice,

(C) any agreement, arrangement or understanding with respect to such nomination or other proposal between or among the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of each such nomination or other business,

(D) any (x) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the proposing stockholder's notice by, or on behalf of, the proposing stockholder, the beneficial owner or their affiliates or associates or others acting in concert with them with respect to the corporation’s securities (any of the foregoing, a “Derivative Instrument”, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and (y) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to shares of stock of the corporation,

(E)  any proxy, contract, arrangement, understanding or relationship pursuant to which the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the corporation,

(F) any rights to dividends on the corporation’s securities owned beneficially by the proposed stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security,

(G) any proportionate interest in the corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership,

(H) any performance-related fees (other than an asset-based fee) that the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household,

(I) any significant equity interests or any Derivative Instruments in any principal competitor of the corporation that are held by the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them,

(J) any direct or indirect interest of the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement),

(K) any material pending or threatened legal proceeding in which the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the corporation or any of its officers, directors, or affiliates,

(L) any material relationship between the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the corporation or any of its officers, directors, or affiliates, on the other hand,

(M) a representation and undertaking that the proposing stockholder is a holder of record of shares of the corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting,

(N) a representation and undertaking as to whether the proposing stockholder, the beneficial owner or their respective affiliates, associates or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation's then-outstanding capital stock required to approve or adopt the proposal or elect each such nominee (which, in the case of the election of a nominee, such representation and undertaking must include a statement as to whether the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them intends to solicit the requisite percentage of the voting power of the corporation’s stock under Rule 14a-19 of the Exchange Act) or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination,

(O) any other information relating to the proposing stockholder, the beneficial owner or their respective affiliates or associates or others acting in concert with them or director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the Exchange Act, and

(P) such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

In addition to the requirements of this Article II, Section 11, to be timely, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith) must further be updated and supplemented (x) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (y) to provide any additional information that the corporation may reasonably request.

Any such update and supplement or additional information (including, if requested pursuant to Article II, Section 11(b)(iii)(P)) must be received by the Secretary at the principal executive offices of the corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the corporation; or (B) in the case of any other update or supplement of any information, not later than five (5) business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight (8) business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten (10) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement, or other delay thereof, a stockholder nominating individuals for election as a director will provide the corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence, or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these Bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these Bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is the stockholder submitting a notice pursuant to this Article II, Section 11 solely because such broker, dealer, commercial bank, trust company, or other nominee has been directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(c) Proxy Access.

(i) Inclusion of Proxy Access Nominees in Proxy Materials. Subject to the requirements of Article II, Section 11, the corporation shall include in its proxy statement and on its proxy card for any annual meeting of stockholders, the name of any director nominee, together with the Required Information (defined below), proposed by a stockholder for election to the Board of Directors who is properly submitted pursuant to this Article II, Section 11(c) (each a “Proxy Access Nominee”) provided that (A) timely written notice of such Proxy Access Nominee satisfying this Article II, Section 11(c) (“Proxy Access Nomination Notice”) is delivered to the corporation by or on behalf of a stockholder or group of stockholders that, at the time the Proxy Access Nomination Notice is delivered, satisfy the ownership and other requirements of this Article II, Section 11(c) (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (B) the Eligible Stockholder expressly elects in writing at the time of providing the Proxy Access Nomination Notice to have its nominee included in the corporation’s proxy statement pursuant to this Article II, Section 11(c), and (C) the Eligible Stockholder and the Proxy Access Nominee otherwise satisfy the requirements of this Article II, Section 11(c) and the criteria for membership on the Board of Directors set forth in the Corporate Governance Guidelines for the corporation or other document(s) setting forth qualifications for directors (the “Board Qualifications”).

(ii) Delivery of Proxy Access Nomination Notice. To be timely, the Proxy Access Nomination Notice must be received by the Secretary at the principal executive office of the corporation no later than 5:00 p.m., Mountain time, on the 120th calendar day and no earlier than 8:00 a.m., Mountain time, on the 150th calendar day prior to the first anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting for the current year has been changed by more than thirty (30) days from the one-year anniversary of the previous year’s annual meeting, notice by the stockholder to be timely it must be so received no earlier than 8:00 a.m., Mountain time, on the 150th calendar day prior to the date of such annual meeting and no later than 5:00 p.m., Mountain time, on the later of: (A) the 120th calendar day prior to the date of such annual meeting or (B) the 10th calendar day following the day on which the public announcement of the date of such annual meeting is first made by the corporation. In no event shall the public announcement of an adjournment, rescheduling, postponement, or other delay of an annual meeting of stockholders commence a new time period (or extend any time period) for the submission of such Proxy Access Nomination.

(iii) Required information. In addition to including the name of the Proxy Access Nominee in the corporation’s proxy statement for the annual meeting of stockholders, the corporation also shall include (A) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to the proxy rules of the SEC and (B) a Statement (defined below) (collectively, the “Required Information”). To be timely, the Required Information must be received by the Secretary at the principal office of the corporation within the time period specified in Article II, Section 11(c)(ii). Nothing in this Article II, Section 11(c) shall limit the corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Nominee.

(iv) Maximum Number of Proxy Access Nominees. The maximum number of Proxy Access Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders pursuant to this Article II, Section 11(c) shall not exceed the greater of (A) two (2) and (B) 20 % of the total number of directors in office (rounded down to the nearest whole number), as of the last day on which a Proxy Access Nomination Notice may be delivered pursuant to and in accordance with this Article II, Section 11(c) (the “Permitted Number”); provided, however, the Permitted Number shall be reduced (but not below one) by:

(A) the number of individuals serving as directors or nominees for director who, in either case, were elected or appointed to the Board of Directors or will be included in the corporation’s proxy materials as nominees of the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock of the corporation by such stockholder or group of stockholders from the corporation), other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms;

(B) the number of directors currently in office that will be included in the corporation’s proxy materials as nominees of the Board of Directors who were previously Proxy Access Nominees elected to the Board of Directors pursuant to this Article II, Section 11(c), other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms.

For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Article II, Section 11(c) whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Proxy Access Nominees. In the event that one or more vacancies or other unfilled seats in previously authorized directorships for any reason occurs on the Board of Directors after the deadline for delivery of Proxy Access Nomination Notice but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.

Any Eligible Stockholder submitting more than one Proxy Access Nominee for inclusion in the corporation’s proxy materials pursuant to this Article II, Section 11(c) shall rank such Proxy Access Nominees in its Proxy Access Nomination Notice based on the order that the Eligible Stockholder desires such Proxy Access Nominees to be selected for inclusion in the corporation’s proxy materials. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Article II, Section 11(c) exceeds the Permitted Number, the highest ranking Proxy Access Nominee who meets the requirements of this Article II, Section 11(c) of each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s outstanding common stock each Eligible Stockholder disclosed as owned (as defined below) in its respective Proxy Access Nomination Notice submitted to the Corporation. If the Permitted Number is not reached after the highest ranking Proxy Access Nominee who meets the requirements of this Article II, Section 11(c) from each Eligible Stockholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Permitted Number is reached.

(v) Ownership Requirement. An Eligible Stockholder must have owned (as defined below) continuously for at least three years (the “Holding Period”) a number of shares that represents three percent (3%) or more of the total voting power of the corporation’s outstanding shares entitled to vote in the election of directors (such required number of shares, the “Required Shares”). For purposes of determining whether the Eligible Stockholder owned the Required Shares for the Holding Period, the number of shares of capital stock will be determined by reference to the corporation’s periodic filings with the SEC during the Holding Period. The Requires Shares must be owned continuously as of (A) the date the Proxy Access Nomination Notice is received by the corporation in accordance with this Article II, Section 11(c), (B) the record date for determining stockholders entitled to vote at the annual meeting of stockholders and (C) the annual meeting date. For purposes of satisfying the ownership requirement under this Article II, Section 11(c), the voting power represented by the shares of the corporation owned by one or more stockholders, or by the person or persons who own shares of the corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and a group of two or more funds that are (X) under common management and investment control, (Y) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (Z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. With respect to any annual meeting of stockholders, no person may be a member of more than one group of persons constituting an Eligible Stockholder under this Article II, Section 11(c).

For purposes of this Article II, Section 11(c), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the corporation as to which the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such Eligible Stockholder or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other Derivative Instrument or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the corporation’s outstanding shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such Eligible Stockholders’ or affiliates’ full right to vote or direct the voting of any such shares and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person will “own" shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and provides a representation that it will promptly recall such loaned shares upon being notified that any of its Proxy Access Nominees will be included in the corporation’s proxy statement, or the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Article II, Section 11(c), the term “affiliate” shall have the meaning ascribed thereto pursuant to the proxy rules of the Exchange Act.

(vi) Representations and Agreement of any Proxy Access Nominee. Within the time period specified in Article II, Section 11(c)(ii) for the Proxy Access Nomination Notice, an Eligible Stockholder must provide in writing to the Secretary, with respect to the Proxy Access Nominee, in addition to the information and representations required to be provided in the stockholder’s notice pursuant to Article II, Section 11(b) and as required by Article II, Section 11(e), representations and agreements that such person: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, and (B) is not and will not become a party to a Compensation Arrangement in connection with such person’s nomination for director and/or service as a director, that has not been disclosed to the corporation. At the request of the corporation, the Proxy Access Nominee must complete, sign and submit all questionnaires required of the Board of Directors within five business days of receipt of each such questionnaire from the corporation and provide within five business days of the corporation’s request such additional information as the corporation determines may be necessary to permit the Board of Directors to determine whether such Proxy Access Nominee meets the requirements of this Article II, Section 11(c) and/or satisfies the Board Qualifications, including whether: (1) such Proxy Access Nominee is independent under the listing standards of each principal U.S. exchange upon which the corporation’s shares are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of members of the Board of Directors (the “Independence Standards”), (2) such Proxy Access Nominee has any direct or indirect relationship with the corporation, and (3) such Proxy Access Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K under the Securities Act, or any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(vii) Information to be Provided by an Eligible Stockholder. Within the time period specified in Article II, Section 11(c)(ii) for the Proxy Access Nomination Notice, an Eligible Stockholder (which for purposes of this Article II, Section 11(c)(vii), will be deemed to include any beneficial owner on whose behalf the nomination is made) making a nomination pursuant to this Article II, Section 11(c) must provide the following information, representations and agreements: (A) the information and representations that would be required to be set forth in stockholder’s notice of a nomination pursuant to Article II, Section 11(b); (B) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Holding Period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Nomination Notice is received by the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (1) written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date by not later than the close of business on the fifth business day after (x) the record date (if, prior to the record date, the corporation (a) made a public announcement of such date or (b) delivered a written notice of the record date (including by electronic mail) to the Eligible Stockholder) or (y) the date on which the corporation delivered to the Eligible Stockholder written notice (including by electronic mail) of the record date (if such notice is provided after the record date); and (2) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting of stockholders; (C) documentation satisfactory to the corporation demonstrating that a group of funds are entitled to be treated as one stockholder or person for purposes of this Article II, Section 11(c); (D) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder): (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Article II, Section 11(c), (3) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Proxy Access Nominee(s) or a nominee of the Board of Directors, (4) has not and will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the corporation, (5) consents to the public disclosure of the information provided pursuant to this Article II, Section 11(c), and (6) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (E) a description of all agreements, arrangements or understandings between the Eligible Stockholder and each Proxy Access Nominee and any other person or persons, including the Proxy Access Nominee, such beneficial owners and control persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Eligible Stockholder or that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the Eligible Stockholder making the nomination and any beneficial owner or control person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proxy Access Nominee were a director or executive officer of such registrant (the “Related Person Agreements”); (F) the written consent of each Proxy Access Nominee to be named in the corporation’s proxy statement as a nominee and to serve as a director if elected; (G) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (H) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nominations and matters related thereto, including withdrawal of the nomination; and (I) an undertaking that the Eligible Stockholder agrees to: (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the corporation’s stockholders or out of the information that the Eligible Stockholder provides to the corporation, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Nominee pursuant to this Article II, Section 11(c), (3) file with the SEC any solicitation with the corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required pursuant to the proxy rules of the SEC or whether any exemption from filing is available for such solicitation pursuant to the proxy rules of the SEC, and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting.

(viii) Supporting Statement. The Eligible Stockholder may with its Proxy Access Nomination Notice, provide to the Secretary, a written statement for inclusion in the corporation’s proxy statement for the annual meeting of stockholders, not to exceed 500 words per Proxy Access Nominee, in support of each Proxy Access Nominee it names in its Proxy Access Nomination Notice (the “Statement”). Notwithstanding anything to the contrary contained in this Article II, Section 11(c) the corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation, or listing standard.

(ix) True, Correct and Complete Information. In the event that any information or communications provided by the Eligible Stockholder or Proxy Access Nominee to the corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct and not misleading. In addition, any person or entity providing any information to the corporation pursuant to this Article II, Section 11(c) must further update and supplement such information, if necessary, so that all such information is true and correct as of the record date for the annual meeting and as of the date that is ten business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof. Any update or supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) pursuant to this Article II, Section 11(c) must be received by the Secretary of the corporation at the principal executive offices of the corporation no later than (i) five business days after the record date for the annual meeting (in the case of any update and supplement required to be made as of the record date); and (ii) seven business days prior to the date of the annual meeting or any adjournment, rescheduling, postponement or other thereof (in the case of any update and supplement required to be made as of ten business days prior to the annual meeting). No notification, update or supplement provided pursuant to this Article II, Section 11(c) or otherwise will be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Proxy Access Nominee from its proxy materials).

(x) Disqualifications and Exclusions of Proxy Access Nominees. The corporation shall not be required to include pursuant to this Article II, Section 11(c) any Proxy Access Nominee in its proxy materials (or, if the proxy materials have already been filed, to allow the nomination of a Proxy Access Nominee pursuant to this Article II, Section 11(c), notwithstanding that proxies in respect of such vote may have been received by the corporation) if (A) the Secretary receives a notice that any stockholder has nominated any person for election to the Board of Directors at such meeting pursuant to the advance notice requirements set forth in Article II, Section 11(b); (B) the Eligible Stockholder has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Proxy Access Nominee(s) or any other nominee of the Board of Directors, (C) the Proxy Access Nominee is determined by the Board of Directors not to be independent under the Independence Standards, (D) the Proxy Access Nominee’s election as a director would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the Board Qualifications, the listing standards of the principal exchange upon which the corporation’s shares are traded, or any applicable state or federal law, rule or regulation, (E) the Proxy Access Nominee is or becomes a party to any undisclosed Voting Commitment or Compensation Arrangement, (F) the Proxy Access Nominee is or has been, within the past three years, an officer or director of a competitor, as contemplated by Section 8 of the Clayton Antitrust Act of 1914, (G) the Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (H) the Proxy Access Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, (I) such Proxy Access Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Article II, Section 11(c) or otherwise becomes unavailable for election at the annual meeting (including because such Proxy Access Nominee is no longer willing to serve on the Board of Directors), (J) the Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, and/or obligations pursuant to this Article II, Section 11(c), or (K) the Eligible Stockholder who has nominated such Proxy Access Nominee ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting.

(xi) Process Following Disqualification or Exclusion. Notwithstanding anything to the contrary set forth herein, if (A) the Proxy Access Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Article II, Section 11(c) as determined by the Board of Directors or the person presiding at the meeting, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Article II, Section 11(c), (i) the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, (ii) to the extent feasible, the corporation may remove the information concerning a Proxy Access Nominee and any related Statement (or portion thereof) from its proxy materials or otherwise communicate to its stockholders that such Proxy Access Nominee will not be eligible for election at the annual meeting, and (iii) the corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder pursuant to this Article II, Section 11(c).

(xii) Future Status of Withdrawn or Ineligible Proxy Access Nominees. Any Proxy Access Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders as Proxy Access Nominee but either (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive at least twenty percent (20%) of the votes cast in favor of the Proxy Access Nominee’s election, shall be ineligible to be a Proxy Access Nominee pursuant to this Article II, Section 11(c) for the next two annual meetings of stockholders following the meeting for which the Proxy Access Nominee has been nominated for election.

(xiii) Exclusive Method for Proxy Access. Subject to Rule 14a-19 under the Exchange Act, this Article II, Section 11(c) provides the exclusive method for stockholders to include nominees for director in the corporation’s proxy materials with respect to an annual meeting of stockholders.

(d) Special Meetings of Stockholders. Except to the extent required by the DGCL, and subject to Article II, Section 5 of these Bylaws, special meetings of stockholders may be called only in accordance with the Certificate of Incorporation and these Bylaws. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the corporation's notice of meeting. If the election of directors is included as business to be brought before a special meeting of stockholders pursuant to the corporation's notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any stockholder of the corporation who (i) is a stockholder of record at the time the notice provided for in this Article II, Section 11 is delivered to the Secretary, (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting, (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting, (iv) is a stockholder of record at the time of the special meeting, and (v)  complies with the procedures set forth in this Article II, Section 11 (with such procedures that the corporation deems to be applicable to such special meeting).

In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, then for nominations or any proposed business to be properly brought by a stockholder before a special meeting pursuant to this Article II, Section 11(d), the stockholder's notice required by this Article II, Section 11 must be received by the Secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., Mountain time, on the 120th calendar day prior to the day of the special meeting and no later than 5:00 p.m., Mountain time, on the 10th calendar day following the day on which public announcement of the date of the special meeting was first made. In no event shall any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Article II, Section 11(b), with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this final sentence of this Article II, Section 11(d).

(e) Other Requirements and Procedures.

(i)           To be eligible to be a nominee of any stockholder for election as a director of the corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Article II, Section 11:

(A) a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the proposing stockholder, which form will be provided by the Secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation or to serve as an independent director of the corporation,

(B) a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue,

(C) a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any Compensation Arrangement,

(D) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director, including, without limitation, the corporation’s Code of Business Conduct and Ethics and the corporation’s Corporate Governance Guidelines (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect within 5 business days of receiving such request), and

(E) a written representation and undertaking as to whether such nominee, if elected, intends to serve a full term on the Board of Directors.

(ii)            At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination pertaining to such nominee.

(iii)           No person will be eligible to be nominated by a stockholder for election as a director of the corporation, or to be seated as a director of the corporation, unless nominated and elected in accordance with the procedures set forth in this Article II, Section 11. No business shall be conducted at any annual meeting or special meeting except in accordance with the procedures set forth in this Article II, Section 11, and

(iv)           Notwithstanding anything to the contrary in this Article II, Section 11, unless otherwise required by law, if a stockholder intending to propose business or make nominations at an annual meeting or special meeting pursuant to this Article II, Section 11 does not provide the information required under this Article II, Section 11 to the corporation in accordance with the applicable timing requirements set forth in these Bylaws, or the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Article II, Section 11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(v)            The Chair of the meeting shall, if the facts warrant, determine and declare at the meeting that any nomination or business, as the case may be, was not properly brought before the meeting and in accordance with the provisions of this Article II, Section 11, and, if the Chair should so determine, the Chair shall so declare at the meeting that any such nomination or business, as the case may be, not properly brought before the meeting shall be disregarded or not be transacted, as the case may be.

(vi)          Without limiting this Article II, Section 11, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Article II, Section 11, it being understood that (1) any references in these Bylaws to the Exchange Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Article II, Section 11; and (2) compliance with clause (iii) of Article II, Section 11(a) and with Article II, Section 11(d) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Article II, Section 11(e)(vii)).

(vii)         Notwithstanding anything to the contrary in this Article II, Section 11, the notice requirements set forth in these Bylaws with respect to the proposal of any business pursuant to this Article II, Section 11 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the corporation in compliance with Rule 14a-8 under the Exchange Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the Exchange Act, nothing in these Bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of a director or any other business proposal.

Section 12. Conduct of Meetings.

(a) Meetings of stockholders shall be presided over by the Chair of the Board of Directors, if any, or in his or her absence, the Chief Executive Officer, if any, or in his or her absence by the President, if any, or in the absence of the foregoing persons by a Chair designated by the Board of Directors, or in the absence of such designation by any other executive officer of the corporation. The Secretary shall act as secretary of the meeting, but in his or her absence the Chair of the meeting may appoint any person to act as secretary of the meeting.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting to another place, if any, date or time, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 13. Inspector of Elections.

The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Article III - DIRECTORS

Section 1. Number of Directors.

The authorized number of directors of the corporation shall be eight. The number of directors provided in this Article III, Section 1 may be changed from time to time by a Bylaw duly adopted by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote or by a resolution of the Board of Directors.

Section 2. Election of Directors.

The directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the stockholders held for that purpose. Each director shall hold office until the expiration of the term for which elected and qualified and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. A director need not be a stockholder unless so required by the Certificate of Incorporation or these Bylaws. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.

Section 3. Majority Voting.

Except as provided in Section 6 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that if as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of votes cast "for" a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” considered for purposes of establishing a quorum at the meeting but not counted as a vote cast either “for” or “against” that director’s election).

Section 4. Resignation of Directors.

Any director may resign effective upon giving notice in writing or by electronic transmission to the Chair of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation or an effective time determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors resign from the Board of Directors, effective at a future time, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 5. Removal of Directors.

The entire Board of Directors or any individual director may be removed from office, with or without cause, prior to the expiration of their or his or her term of office by the holders of a majority in voting power of all issued and outstanding stock entitled to vote at an election of directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

Section 6. Vacancies and Newly Created Directorships.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws or permitted in the specific case by resolution of the Board of Directors, any newly created directorship resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class or any vacancy occurring in the Board of Directors for any reason shall be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and not by stockholders. Each director so elected shall hold office until the expiration of the term for which he or she was elected and qualified and until his or her successor is elected and qualified at an annual or a special meeting of the stockholders, or until his or her earlier death, resignation, or removal.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of a majority of the outstanding voting power of the shares entitled to vote. Each director so elected shall hold office until the expiration of the term for which he or she was elected and qualified and until his or her successor is elected and qualified at an annual or a special meeting of the stockholders, or until his or her earlier death, resignation, or removal.

Section 7. Powers.

The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 8. Place of Meetings.

The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 9. Regular Meetings; Notice.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 10. Special Meetings; Notice.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chair of the Board of Directors or the Chief Executive Officer; special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the request of the Chair of the Board of Directors or two (2) directors; provided that the person(s) authorized to call a special meeting of the Board of Directors may authorize another person or persons to send notice of such meeting.

Notice of the time and place of special meetings shall be:

(a) delivered personally by hand, by courier or by telephone;

(b) sent by United States first-class mail, postage prepaid;

(c) sent by facsimile;

(d) sent by electronic mail; or

(e) otherwise given by electronic transmission (as defined in Section 232 of the DGCL), directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours and before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting, unless required by statute.

Section 11. Quorum.

At all meetings of the Board of Directors a majority of the Whole Board shall constitute a quorum for the transaction of business and the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12. Written Consent.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, (i) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Article III, Section 12 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained in accordance with applicable law.

Section 13. Meeting by Remote Communication.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 14. Board Committees.

(a) Executive Committee. The Board of Directors may designate an executive committee consisting of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of the executive committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the executive committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. The executive committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but the executive committee shall not have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

(b) Other Committees. The Board of Directors may designate such other committees, each consisting of one or more directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations imposed by law, the Certificate of Incorporation or by these Bylaws. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of any committee, the member, or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any committee, to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

(c) Conduct of Committee Meetings. Unless the Board of Directors otherwise provides, each committee and subcommittee may make, alter, and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business and each committee, and meeting thereof, shall be governed by the provisions of these Bylaws that govern meetings of the Board of Directors with such changes in the context of the Bylaws as a necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members.

(d) Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 15. Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance of each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Article IV - NOTICES

Section 1. Notice of Stockholders’ Meeting.

Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.

Section 2. Waiver of Notice.

Whenever any notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person entitled to notice, or a waiver thereof by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in a waiver of notice.

Article V - OFFICERS

Section 1. Officers.

The officers of the corporation shall be a Chief Executive Officer and a Secretary. The corporation may also have, at the discretion of the Board of Directors, a Chair of the Board of Directors, a Vice Chair of the Board of Directors, a President, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

Section 2. Appointment of Officers.

The Board of Directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Article V, Section 3 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.

Section 3. Subordinate Officers.

The Board of Directors may appoint, or empower any officer to appoint, such other officers as the business of the corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as determined from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.

Section 4. Removal and Resignation of Officers.

(a) Removal. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer upon whom such power of removal has be conferred by the Board of Directors.

(b) Resignation. Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5. Vacancies in Office.

Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors or as provided in Article V, Section 3.

Section 6. Representation of Securities of Other Entities.

The Chair of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the Board of Directors or the Chief Executive Officer, the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of any entity or entities, standing in the name of this corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 7. Authority and Duties of Officers.

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation and, to the extent not so provided, as generally pertain to such offices, subject to the control of the Board of Directors.

Article VI - CERTIFICATES OF STOCK

Section 1. Certificates.

The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation certifying the number of shares owned by such holder in the corporation.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Article VI, Section 1 or Sections 151, 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Article VI, Section 1 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Signatures on Certificates.

Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

Section 3. Lost Certificates.

Except as provided in this Article VI, Section 3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate or certificates of stock or uncertificated shares in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit to that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When issuing a new certificate or certificates of stock or uncertificated shares, the corporation may require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificates of stock or uncertificated shares.

Section 4. Transfer of Stock.

Transfers of record of shares of stock of the corporation shall be made only on the transfer books of the corporation upon authorization by the registered holder thereof, in person or by such holder’s attorney duly authorized, and, subject to Article VI, Section 3, if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and payment of applicable taxes, if any; provided however, that the corporation shall be entitled to recognize any lawful restriction on transfer.

Section 5. Record Date.

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the reconvened meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such reconvened meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Article VI, Section 5 at the reconvened meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose (other than action by consent in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Registered Stockholders.

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7. Stock Transfer Agreements.

The corporation shall have power to enter into and perform any agreement with any number of stockholders of the corporation to restrict the transfer of shares of stock of the corporation owned by such stockholders in any manner not prohibited by the DGCL.

Article VII - FORUM FOR DISPUTES

Section 1. Forum for Disputes.

(a) Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any complaint as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination).

(b) Any person or entity purchasing, holding, or otherwise acquiring any interest in security of the corporation shall be deemed to have notice of and consented to the provisions of this Article VII Section 1. This provision shall be enforceable by any party to a complaint covered by the provisions of this Article VII, Section 1.

Article VIII - GENERAL PROVISIONS

Section 1. Dividends.

(a) Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provision of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

(b) Payment of Dividends. Before payment of any dividend, there may be set aside out of funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks.

All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year.

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal.

The corporation may adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Indemnification.

The corporation shall indemnify its officers, directors, employees and agents to the extent set forth in the Certificate of Incorporation.

Section 6. Advancement of Expenses.

The corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) actually and reasonably incurred by a director or officer in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) in advance of its final disposition upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses), provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall only be made upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such officer or director is not entitled to be indemnified under the provisions of the Certificate of Incorporation or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any proceeding (or any part of any proceeding) for which indemnity is excluded pursuant to the Certificate of Incorporation or the DGCL.

Section 7. Execution of Corporate Contracts and Instruments.

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, or employee or employees, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, agent or employee, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 8. Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these Bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

Section 9. Severability.

If any provision of these Bylaws becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from these Bylaws, and the court will replace such illegal, void or unenforceable provision of these Bylaws with a valid and enforceable provision that most accurately reflects the corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. In the event the court declines to replace such illegal, void, or unenforceable provision of these Bylaws, these Bylaws should be construed to give effect to all remaining terms. The balance of these Bylaws shall be enforceable in accordance with its terms.

Section 10. Amendment.

These Bylaws may be adopted, amended, or repealed by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal these Bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.